Supplemental Analyst Package 4Q 2016 February 21, 2017

Table of Contents Financial Highlights 1 Consolidated Balance Sheets 2 Consolidated Statements of Comprehensive Income 3 Consolidated Statements of Funds from Operations 4 Wholly-Owned Properties Results of Operations 5 Same Store Wholly-Owned Properties Operating Expenses 6 Seasonality of Operations 7 2017 / 2018 Leasing Status 9 Investment Update 10 Owned Development Update 11 Third-Party Development Update 12 Management Services Update 13 Capital Structure 14 Interest Coverage 15 Capital Allocation – Long Term Funding Plan 16 2017 Outlook - Summary 17 2017 Outlook – Detail 18 Detail of Property Groupings 19 Definitions 20 Investor Information 22

Financial Highlights

($ in thousands, except share and per share data)

Operating Data	Three Months Ended December 31,				Year Ended December 31,			
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Total revenues	$ 203,972	$ 202,198	$ 1,774	0.9%	$ 786,361	$ 753,381	$ 32,980	4.4%
Operating income	51,724	53,725	(2,001)	(3.7)%	173,143	156,904	16,239	10.3%
Net income attributable to ACC[1]	25,392	28,359	(2,967)	(10.5)%	99,061	115,991	(16,930)	(14.6)%
Net income per share - basic	0.19	0.25			0.76	1.03		
Net income per share - diluted	0.19	0.25			0.75	1.02		
Funds From Operations ("FFO")[2]	77,955	82,626	(4,671)	(5.7)%	292,597	271,381	21,216	7.8%
FFO per share - diluted[2]	0.58	0.72	(0.14)	(19.4)%	2.23	2.38	(0.15)	(6.3)%
Funds From Operations - Modified ("FFOM")[2]	86,936	79,113	7,823	9.9%	297,694	269,259	28,435	10.6%
FFOM per share - diluted[2]	0.65	0.69	(0.04)	(5.8)%	2.27	2.36	(0.09)	(3.8)%

Market Capitalization and Unsecured Notes Covenants[3]	December 31, 2016	December 31, 2015
Debt to total market capitalization	24.1%	38.2%
Net debt to EBITDA[4]	5.4x	7.4x
Unencumbered asset value to total asset value	81.0%	71.3%
Total debt to total asset value	31.3%	42.8%
Secured debt to total asset value	9.8%	15.4%
Unencumbered asset value to unsecured debt	378.2%	260.5%
Interest coverage[4]	4.5x	3.7x

1. Excluding net gains from dispositions of real estate, impairment charges and losses from the early extinguishment of debt, net income attributable to ACC for the three months ended December 31, 2016 and 2015 would have been $39.3 million and $28.4 million, respectively. Excluding net gains from dispositions of real estate, impairment charges and losses from the early extinguishment of debt, net income attributable to ACC for the years ended December 31, 2016 and 2015 would have been $95.6 million and $65.1 million, respectively.
2. Refer to page 4 for a reconciliation to net income, the most directly comparable GAAP measure.
3. Refer to the definitions outlined on pages 20 and 21 for detailed definitions of terms appearing on this page.
4. Refer to calculations on page 15, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.

1

Consolidated Balance Sheets ($ in thousands) 2 December 31, 2016 December 31, 2015 (unaudited) Assets Investments in real estate: Wholly-owned properties, net $ 5,427,014 $ 5,522,271 Wholly-owned properties held for sale 25,350 55,354 On-campus participating properties, net 85,797 90,129 Investments in real estate, net 5,538,161 5,667,754 Cash and cash equivalents 22,140 16,659 Restricted cash 24,817 33,675 Student contracts receivable, net 8,428 18,475 Other assets1 2 272,367 269,685 Total assets $ 5,865,913 $ 6,006,248 Liabilities and equity Liabilities: Secured mortgage, construction and bond debt2 $ 688,195 $ 1,094,962 Unsecured notes2 1,188,737 1,186,700 Unsecured term loans2 149,065 597,719 Unsecured revolving credit facility 99,300 68,900 Accounts payable and accrued expenses 76,614 71,988 Other liabilities3 158,437 144,811 Total liabilities 2,360,348 3,165,080 Redeemable noncontrolling interests 55,078 59,511 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,322 1,124 Additional paid in capital 4,118,842 3,325,806 Treasury stock (975) (403) Accumulated earnings and dividends (670,137) (550,501) Accumulated other comprehensive loss (4,067) (5,830) Total American Campus Communities, Inc. and 3,444,985 2,770,196 Subsidiaries stockholders' equity Noncontrolling interests - partially owned properties 5,502 11,461 Total equity 3,450,487 2,781,657 Total liabilities and equity $ 5,865,913 $ 6,006,248 1. As of December 31, 2016, other assets include approximately $2.8 million related to net deferred financing costs on our revolving credit facility and the net value of in-place leases. 2. Beginning in 2016, deferred financing costs associated with secured mortgage, construction and bond debt, unsecured notes, and unsecured term loans are subject to new accounting guidance and are presented as a direct reduction to the carrying value of the debt. Prior period amounts have been reclassified to conform to the current period presentation. 3. As of December 31, 2016, other liabilities include approximately $44.4 million in deferred revenue and fee income.

Consolidated Statements of Comprehensive Income

($ in thousands, except share and per share data)

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Three Months Ended December 31, $ Change	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, $ Change
Revenues	(unaudited)			(unaudited)		
Wholly-owned properties	$ 189,314	$ 187,268	$ 2,046	$ 735,392	$ 704,909	$ 30,483
On-campus participating properties	10,415	10,117	298	33,433	31,586	1,847
Third-party development properties	677	1,786	(1,109)	4,606	4,964	(358)
Third-party management services	2,685	2,227	458	9,724	8,813	911
Resident services	881	800	81	3,206	3,109	97
Total revenues	**203,972**	**202,198**	**1,774**	**786,361**	**753,381**	**32,980**
Operating expenses						
Wholly-owned properties	80,121	79,164	957	337,296	331,836	5,460
On-campus participating properties	3,322	3,270	52	13,447	12,437	1,010
Third-party development and management services	3,895	3,792	103	14,533	14,346	187
General and administrative	5,683	5,171	512	22,493	20,838	1,655
Depreciation and amortization	51,901	54,685	(2,784)	211,387	208,788	2,599
Ground/facility leases	2,431	2,391	40	9,167	8,232	935
Provision for real estate impairment	4,895	—	4,895	4,895	—	4,895
Total operating expenses	**152,248**	**148,473**	**3,775**	**613,218**	**596,477**	**16,741**
Operating income	**51,724**	**53,725**	**(2,001)**	**173,143**	**156,904**	**16,239**
Nonoperating income and (expenses)						
Interest income	1,455	1,125	330	5,481	4,421	1,060
Interest expense	(16,925)	(24,162)	7,237	(78,687)	(87,789)	9,102
Amortization of deferred financing costs	(1,282)	(1,518)	236	(6,520)	(5,550)	(970)
Gain from disposition of real estate	3,788	—	3,788	21,197	52,699	(31,502)
Loss from early extinguishment of debt	(12,841)	—	(12,841)	(12,841)	(1,770)	(11,071)
Other nonoperating income	—	—	—	—	388	(388)
Total nonoperating expense	**(25,805)**	**(24,555)**	**(1,250)**	**(71,370)**	**(37,601)**	**(33,769)**
Income before income taxes	25,919	29,170	(3,251)	101,773	119,303	(17,530)
Income tax provision	(115)	(310)	195	(1,150)	(1,242)	92
Net income	**25,804**	**28,860**	**(3,056)**	**100,623**	**118,061**	**(17,438)**
Net income attributable to noncontrolling interests	(412)	(501)	89	(1,562)	(2,070)	508
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	**$ 25,392**	**$ 28,359**	**$ (2,967)**	**$ 99,061**	**$ 115,991**	**$ (16,930)**
Other comprehensive income						
Change in fair value of interest rate swaps and other	1,925	2,907	(982)	1,763	464	1,299
Comprehensive income	**$ 27,317**	**$ 31,266**	**$ (3,949)**	**$ 100,824**	**$ 116,455**	**$ (15,631)**
Net income per share attributable to ACC, Inc. and Subsidiaries common stockholders						
Basic	**$ 0.19**	**$ 0.25**		**$ 0.76**	**$ 1.03**	
Diluted	**$ 0.19**	**$ 0.25**		**$ 0.75**	**$ 1.02**	
Weighted-average common shares outstanding						
Basic	**132,175,589**	**112,343,835**		**129,228,748**	**111,987,361**	
Diluted	**132,950,306**	**113,001,039**		**130,018,729**	**114,032,222**	

3

Consolidated Statements of Funds from Operations

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,		
	2016	2015	$ Change	2016	2015	$ Change
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 25,392	$ 28,359	$ (2,967)	$ 99,061	$ 115,991	$ (16,930)
Noncontrolling interests	412	501	(89)	1,562	2,070	(508)
Gain from disposition of real estate	(3,788)	—	(3,788)	(21,197)	(52,699)	31,502
Elimination of provision for real estate impairment[1]	4,895	—	4,895	4,895	—	4,895
Real estate related depreciation and amortization	51,044	53,766	(2,722)	208,276	206,019	2,257
Funds from operations ("FFO") attributable to common stockholders and OP unitholders	**77,955**	**82,626**	**(4,671)**	**292,597**	**271,381**	**21,216**
Elimination of operations of on-campus participating properties						
Net income from on-campus participating properties	(3,492)	(3,030)	(462)	(5,194)	(4,236)	(958)
Amortization of investment in on-campus participating properties	(1,850)	(1,803)	(47)	(7,343)	(7,034)	(309)
	72,613	77,793	(5,180)	280,060	260,111	19,949
Modifications to reflect operational performance of on-campus participating properties						
Our share of net cashflow[2]	794	853	(59)	2,964	3,118	(154)
Management fees	476	467	9	1,503	1,424	79
Contribution from on-campus participating properties	1,270	1,320	(50)	4,467	4,542	(75)
Property acquisition costs	212	—	212	326	2,836	(2,510)
Elimination of loss from early extinguishment of debt[3]	12,841	—	12,841	12,841	1,770	11,071
Funds from operations-modified ("FFOM") attributable to common stockholders and OP unitholders	**$ 86,936**	**$ 79,113**	**$ 7,823**	**$ 297,694**	**$ 269,259**	**$ 28,435**
FFO per share - diluted	**$ 0.58**	**$ 0.72**		**$ 2.23**	**$ 2.38**	
FFOM per share - diluted	**$ 0.65**	**$ 0.69**		**$ 2.27**	**$ 2.36**	
Weighted-average common shares outstanding - diluted	**134,120,391**	**114,513,960**		**131,340,992**	**114,141,997**	

1. Represents an impairment charge recorded for The Province - Dayton, a wholly-owned property classified as held for sale as of December 31, 2016.
2. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Represents actual cash received for the year-to-date periods and amounts accrued for the interim periods, which is included in ground/facility leases expense in the consolidated statements of comprehensive income (refer to page 3).
3. Represents losses associated with the early pay-off of mortgage loans for four properties sold during the twelve months ended December 31, 2015 and nine properties sold during the twelve months ended December 30, 2016. Such costs are excluded from gains from disposition of real estate reported in accordance with GAAP. However, the company views the losses from early extinguishment of debt associated with the sales of real estate as an incremental cost of the sale transactions because we extinguished the debt in connection with the consummation of the sale transactions and had no intent to extinguish the debt absent such transactions. The company believes that adjusting FFOM to exclude these losses more appropriately reflects the results of its operations exclusive of the impact of our disposition transactions.

4

Wholly-Owned Properties Results of Operations

($ in thousands)

	Three Months Ended December 31,				Year Ended December 31,			
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Wholly-owned properties revenues								
Same store properties	$ 150,873	$ 147,251	$ 3,622	2.5%	$ 576,760	$ 559,390	$ 17,370	3.1%
New properties	28,812	18,097	10,715		88,399	38,340	50,059	
Sold and held for sale properties[1]	10,510	22,720	(12,210)		73,439	110,288	(36,849)	
Total revenues[2]	**$ 190,195**	**$ 188,068**	**$ 2,127**	**1.1%**	**$ 738,598**	**$ 708,018**	**$ 30,580**	**4.3%**
Wholly-owned properties operating expenses								
Same store properties[3]	$ 63,878	$ 62,006	$ 1,872	3.0%	$ 264,054	$ 257,094	$ 6,960	2.7%
New properties	10,915	7,103	3,812		36,163	20,775	15,388	
Sold and held for sale properties[1 4]	5,328	10,055	(4,727)		37,079	53,967	(16,888)	
Total operating expenses	**$ 80,121**	**$ 79,164**	**$ 957**	**1.2%**	**$ 337,296**	**$ 331,836**	**$ 5,460**	**1.6%**
Wholly-owned properties net operating income								
Same store properties	$ 86,995	$ 85,245	$ 1,750	2.1%	$ 312,706	$ 302,296	$ 10,410	3.4%
New properties	17,897	10,994	6,903		52,236	17,565	34,671	
Sold and held for sale properties[1]	5,182	12,665	(7,483)		36,360	56,321	(19,961)	
Total net operating income	**$ 110,074**	**$ 108,904**	**$ 1,170**	**1.1%**	**$ 401,302**	**$ 376,182**	**$ 25,120**	**6.7%**

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2016 and 2015, which are not conducting or planning to conduct substantial development or redevelopment activities, and are not classified as held for sale as of December 31, 2016. Refer to page 19 for detail of our same store groupings.

1. Includes 20 properties sold in 2015, along with 21 properties sold during 2016, which are disclosed on page 10. Also includes one property classified as held for sale as of December 31, 2016.
2. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
3. See page 6 for detail of same store operating expenses.
4. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

5

Same Store Wholly-Owned Properties Operating Expenses
($ in thousands, except per bed amounts)

	Three Months Ended December 31,						
	2016				2015		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
General & administrative and other[1]	$ 14,972	$ 223	2.0%	24%	$ 14,677	$ 219	24%
Property taxes[2]	14,188	212	4.1%	22%	13,632	204	22%
Utilities[3]	14,640	219	3.7%	23%	14,120	211	23%
Payroll[4]	11,718	175	(2.3)%	18%	11,996	179	19%
Repairs and maintenance[5]	4,478	67	10.9%	7%	4,039	60	7%
Marketing[6]	2,470	37	16.1%	4%	2,128	32	3%
Insurance	1,412	21	(0.1)%	2%	1,414	21	2%
Total same store wholly-owned operating expenses	**$ 63,878**	**$ 954**	**3.0%**	**100%**	**$ 62,006**	**$ 926**	**100%**
Same store wholly-owned beds	**66,993**						

	Year Ended December 31,						
	2016				2015		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
General & administrative and other[1]	$ 58,575	$ 874	3.4%	22%	$ 56,637	$ 846	22%
Property taxes[2]	57,865	864	5.3%	22%	54,953	820	21%
Utilities[3]	56,651	846	2.3%	21%	55,379	827	22%
Payroll[4]	50,774	758	0.0%	19%	50,797	758	20%
Repairs and maintenance[5]	25,334	378	1.1%	10%	25,065	374	10%
Marketing[6]	9,303	139	10.3%	4%	8,434	126	3%
Insurance	5,552	83	(4.8)%	2%	5,829	87	2%
Total same store wholly-owned operating expenses	**$ 264,054**	**$ 3,942**	**2.7%**	**100%**	**$ 257,094**	**$ 3,838**	**100%**
Same store wholly-owned beds	**66,993**						

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2016 and 2015, which are not conducting or planning to conduct substantial development or redevelopment activities, and are not classified as held for sale as of December 31, 2016. Refer to page 19 for detail of our same store groupings.

1. Includes security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, bad debt, food service, and other miscellaneous expenses.
2. The increase over the prior year is primarily due to additional property tax expense resulting from higher than anticipated property tax assessments in various markets.
3. Represents gross expenses prior to any recoveries from tenants, which are reflected in wholly-owned properties revenues.
4. Includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff.
5. Includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs. Also includes costs related to the annual turn process. The increase over the prior year three month period is primarily attributable to non-routine occurrences at certain properties.
6. Includes costs related to property marketing campaigns associated with our ongoing leasing efforts. The increase over the prior year is primarily related to fourth quarter 2016 marketing activities designed to drive leasing velocity for the upcoming 2017/2018 academic year.

6

Seasonality of Operations

($ in thousands, except per bed amounts)

	Three Months Ended: December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	Total/Weighted Average-Last 12 Months
2016 same store properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 692	$ 691	$ 676	$ 688	$ 714	$ 693
Other income per occupied bed per month[1]	55	54	65	84	55	64
Total revenue per occupied bed	**$ 747**	**$ 745**	**$ 741**	**$ 772**	**$ 769**	**$ 757**
Average number of owned beds	66,993	66,993	66,993	66,993	66,993	66,993
Average physical occupancy for the quarter	*98.1%*	*97.6%*	*92.0%*	*92.0%*	*97.6%*	*94.8%*
Total revenue	$ 147,251	$ 146,117	$ 137,097	$ 142,673	$ 150,873	$ 576,760
Property operating expenses	62,006	61,515	61,570	77,091	63,878	264,054
Net operating income	$ 85,245	$ 84,602	$ 75,527	$ 65,582	$ 86,995	$ 312,706
Operating margin	*57.9%*	*57.9%*	*55.1%*	*46.0%*	*57.7%*	*54.2%*
2016 new properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 787	$ 784	$ 785	$ 789	$ 805	$ 792
Other income per occupied bed per month[1]	74	71	69	80	66	71
Total revenue per occupied bed	**$ 861**	**$ 855**	**$ 854**	**$ 869**	**$ 871**	**$ 863**
Average number of owned beds	7,738	7,738	7,738	9,648	11,613	9,184
Average physical occupancy for the quarter	*90.5%*	*91.7%*	*91.9%*	*92.1%*	*95.0%*	*92.9%*
Total revenue	$ 18,097	$ 18,195	$ 18,223	$ 23,169	$ 28,812	$ 88,399
Property operating expenses	7,103	7,114	6,928	11,206	10,915	36,163
Net operating income	$ 10,994	$ 11,081	$ 11,295	$ 11,963	$ 17,897	$ 52,236
Operating margin	*60.8%*	*60.9%*	*62.0%*	*51.6%*	*62.1%*	*59.1%*
ALL PROPERTIES						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 702	$ 700	$ 687	$ 700	$ 728	$ 704
Other income per occupied bed per month[1]	56	56	66	84	56	65
Total revenue per occupied bed	**$ 758**	**$ 756**	**$ 753**	**$ 784**	**$ 784**	**$ 769**
Average number of owned beds	74,731	74,731	74,731	76,641	78,606	76,177
Average physical occupancy for the quarter	*97.3%*	*97.0%*	*92.0%*	*92.0%*	*97.2%*	*94.6%*
Total revenue	$ 165,348	$ 164,312	$ 155,320	$ 165,842	$ 179,685	$ 665,159
Property operating expenses	69,109	68,629	68,498	88,297	74,793	300,217
Net operating income	$ 96,239	$ 95,683	$ 86,822	$ 77,545	$ 104,892	$ 364,942
Operating margin	*58.2%*	*58.2%*	*55.9%*	*46.8%*	*58.4%*	*54.9%*
Sold and held for sale properties[2]						
Total revenue	$ 22,720	$ 22,192	$ 20,075	$ 20,662	$ 10,510	$ 73,439
Property operating expenses[3]	10,055	10,222	9,224	12,305	5,328	37,079
Net operating income	$ 12,665	$ 11,970	$ 10,851	$ 8,357	$ 5,182	$ 36,360

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2016 and 2015, which are not conducting or planning to conduct substantial development or redevelopment activities, and are not classified as held for sale as of December 31, 2016. Refer to page 19 for detail of our same store groupings.

1. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
2. Includes 21 properties sold during 2016, which are disclosed on page 10. Also includes one property classified as held for sale as of December 31, 2016.
3. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

7

Seasonality of Operations - Build-up to 2017 Same Store Grouping

($ in thousands, except per bed amounts)

	Three Months Ended March 31, 2016	Three Months Ended June 30, 2016	Three Months Ended September 30, 2016	Three Months Ended December 31, 2016	Total/Weighted Average-Last 12 Months
2016 same store properties[1]					
Revenue per occupied bed					
Rental revenue per occupied bed per month	$ 691	$ 676	$ 688	$ 714	$ 693
Other income per occupied bed per month[2]	54	65	84	55	64
Total revenue per occupied bed	**$ 745**	**$ 741**	**$ 772**	**$ 769**	**$ 757**
Average number of owned beds	66,993	66,993	66,993	66,993	66,993
Average physical occupancy for the quarter	*97.6%*	*92.0%*	*92.0%*	*97.6%*	*94.8%*
Total revenue	$ 146,117	$ 137,097	$ 142,673	$ 150,873	$ 576,760
Property operating expenses	61,515	61,570	77,091	63,878	264,054
Net operating income	$ 84,602	$ 75,527	$ 65,582	$ 86,995	$ 312,706
Operating margin	*57.9%*	*55.1%*	*46.0%*	*57.7%*	*54.2%*
2017 new same store properties[3]					
Revenue per occupied bed					
Rental revenue per occupied bed per month	$ 784	$ 785	$ 787	$ 813	$ 793
Other income per occupied bed per month[2]	67	68	89	77	75
Total revenue per occupied bed	**$ 851**	**$ 853**	**$ 876**	**$ 890**	**$ 868**
Average number of owned beds	7,738	7,738	7,738	7,738	7,738
Average physical occupancy for the quarter	*91.7%*	*91.9%*	*93.3%*	*96.0%*	*93.2%*
Total revenue	$ 18,108	$ 18,205	$ 18,982	$ 19,833	$ 75,128
Property operating expenses	7,041	6,843	8,967	7,667	30,518
Net operating income	$ 11,067	$ 11,362	$ 10,015	$ 12,166	$ 44,610
Operating margin	*61.1%*	*62.4%*	*52.8%*	*61.3%*	*59.4%*
2017 SAME STORE PROPERTIES					
Revenue per occupied bed					
Rental revenue per occupied bed per month	$ 700	$ 687	$ 698	$ 725	$ 703
Other income per occupied bed per month[2]	55	66	85	57	65
Total revenue per occupied bed	**$ 755**	**$ 753**	**$ 783**	**$ 782**	**$ 768**
Average number of owned beds	74,731	74,731	74,731	74,731	74,731
Average physical occupancy for the quarter	*97.0%*	*92.0%*	*92.1%*	*97.4%*	*94.6%*
Total revenue	$ 164,225	$ 155,302	$ 161,655	$ 170,706	$ 651,888
Property operating expenses	68,556	68,413	86,058	71,545	294,572
Net operating income	$ 95,669	$ 86,889	$ 75,597	$ 99,161	$ 357,316
Operating margin	*58.3%*	*55.9%*	*46.8%*	*58.1%*	*54.8%*

Note: The purpose of the table above is to provide a build-up to the 2017 same store property grouping. Refer to page 19 for detail of our same store groupings.

1. This section presents operating results for the 2016 same store properties from page 7.
2. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
3. Includes twelve properties opened, acquired or renovated in 2015 that will become part of the same store grouping for 2017.

8

2017 / 2018 Leasing Status

Applications + Leases	Applications + Leases[1]	Current Year Rentable Beds[2]	Current Year % of Rentable Beds	Prior Year % of Rentable Beds	Design Beds	Final Fall 2016 Occupancy[3]
2018 Same Store Wholly-owned Properties						
Final Fall 2016 occupancy of 98% or greater	39,364	53,033	74.2%	73.1%	53,154	99.8%
Final Fall 2016 occupancy between 95% and 98%	4,882	9,057	53.9%	51.6%	9,086	96.9%
Final Fall 2016 occupancy less than 95%	7,697	16,282	47.3%	40.5%	16,391	88.5%
Total 2018 Same Store Wholly-owned Properties	**51,943**	**78,372**	**66.3%**	**64.0%[4]**	**78,631**	**97.1%**
New Wholly-owned Properties[5]	**3,116**	**7,383**	**42.2%**	**n/a**	**7,454**	**n/a**
Total - Wholly-owned Properties	**55,059**	**85,755**	**64.2%**	**n/a**	**86,085**	**n/a**

Leases	Leases[1]	Current Year Rentable Beds[2]	Current Year % of Rentable Beds	Prior Year % of Rentable Beds	Design Beds	Final Fall 2016 Occupancy[3]	Initial Projected Rate Increase	Current Projected Rate Increase[6]
2018 Same Store Wholly-owned Properties								
Final Fall 2016 occupancy of 98% or greater	36,025	53,033	67.9%	67.7%	53,154	99.8%		
Final Fall 2016 occupancy between 95% and 98%	4,574	9,057	50.5%	49.0%	9,086	96.9%		
Final Fall 2016 occupancy less than 95%	6,427	16,282	39.5%	37.0%	16,391	88.5%		
Total 2018 Same Store Wholly-owned Properties	**47,026**	**78,372**	**60.0%**	**59.3%[4]**	**78,631**	**97.1%**	**2.9%**	**2.9%**
New Wholly-owned Properties[5]	**2,453**	**7,383**	**33.2%**	**n/a**	**7,454**	**n/a**	**n/a**	**n/a**
Total - Wholly-owned Properties	**49,479**	**85,755**	**57.7%**	**n/a**	**86,085**	**n/a**	**2.9%**	**2.9%**

Note: The same store grouping presented above for purposes of disclosing the pre-leasing status for the upcoming 2017/2018 academic year represents properties that will be classified as same store properties in 2018. Refer to page 19 for detail of our same store groupings.

1. As of February 17, 2017 for current year and February 17, 2016 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2016.
4. Properties not owned or under ACC management during the prior year, or properties whose leasing progress is not comparable to the prior year as a result of plans to renovate or redevelop the property, are excluded for purposes of calculating the prior year percentage of rentable beds.
5. Properties currently under construction with an anticipated delivery date of Fall 2018 are not included because these properties will not begin undertaking leasing activities until Fall 2017.
6. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.

9

Investment Update
($ in thousands)

ACQUISITIONS

Project	Location	Primary University Served	Beds	Closing Date	Purchase Price	Assumed Mortgage Debt
University Crossings	Charlotte, NC	University of North Carolina	546	August 31, 2016		$ —
U Point	Syracuse, NY	Syracuse University	163	October 13, 2016		—
			709		$ 63,100	$ —

DISPOSITIONS

Project	Location	Primary University Served	Beds	Closing Date	Sales Price	Outstanding Mortgage Debt
The Edge	Orlando, FL	University of Central Florida	930	March 11, 2016		$ —
University Village	Sacramento, CA	California State University	394	March 24, 2016		—
			1,324		$ 73,800	$ —
Portfolio Disposition						
Abbott Place	East Lansing, MI	Michigan State University	654	November 15, 2016		—
Burbank Commons	Baton Rouge, LA	Louisiana State University	532	November 15, 2016		—
Campus Corner	Bloomington, IN	Indiana University	796	November 15, 2016		—
Campus Way	Tuscaloosa, AL	University of Alabama	680	November 15, 2016		—
Forest Village and Woodlake	Columbia, MO	University of Missouri	704	November 15, 2016		—
Garnet River Walk	West Columbia, SC	University of South Carolina	476	November 15, 2016		16,586
Grindstone Canyon	Columbia, MO	University of Missouri	384	November 15, 2016		13,700
Lions Crossing	State College, PA	Penn State University	696	November 15, 2016		—
Nittany Crossing	State College, PA	Penn State University	684	November 15, 2016		—
Pirates Place Townhomes	Greenville, NC	East Carolina University	528	November 15, 2016		4,020
The Centre	Kalamazoo, MI	Western Michigan University	700	November 15, 2016		19,875
The Cottages of Baton Rouge	Baton Rouge, LA	Louisiana State University	1,290	November 15, 2016		62,158
The Cottages of Columbia	Columbia, MO	University of Missouri	513	November 15, 2016		19,341
U Club Cottages	Baton Rouge, LA	Louisiana State University	308	November 15, 2016		15,336
University Club & The Grove[1]	Tallahassee, FL	Florida State University	736	November 15, 2016		—
University Crescent	Baton Rouge, LA	Louisiana State University	612	November 15, 2016		24,150
University Heights	Birmingham, AL	University of Alabama at Birmingham	528	November 15, 2016		—
University Manor	Greenville, NC	East Carolina University	600	November 15, 2016		—
University Oaks	Columbia, SC	University of South Carolina	662	November 15, 2016		22,150
			12,083		$ 508,000	$ 197,316
		TOTAL DISPOSITIONS	13,407		$ 581,800	$ 197,316

HELD FOR SALE[2]

Project	Location	Primary University Served	Beds	Anticipated Closing Date[3]
The Province - Dayton	Dayton, OH	Wright State University	657	Q2 2017

1. Property consists of two phases.
2. This property has met all necessary criteria required to be classified as held for sale under generally accepted accounting principles (GAAP) as of December 31, 2016. Concurrent with this classification this property was recorded at the lower of cost or fair value less estimated selling costs which resulted in an impairment charge of $4.9 million. The net book value of this property is included in wholly-owned properties held for sale on the consolidated balance sheet as of December 31, 2016 (refer to page 2).
3. The closing of the transaction is subject to the satisfaction of various contingencies and closing conditions.

10

Owned Development Update

($ in thousands)

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION

Project	Location	Primary University Served	Project Type	Beds	Estimated Project Cost[1]	As of December 31, 2016 CIP[2]	As of December 31, 2016 Land and Other[3]	As of December 31, 2016 Total Costs Incurred	Scheduled Completion
Arizona State Univ. Res. Hall	Tempe, AZ	Arizona State University	ACE	1,594	$ 107,800	$ 67,725	$ 1,048	$ 68,773	August 2017
Sky View	Flagstaff, AZ	Northern Arizona University	ACE	626	56,600	31,189	610	31,799	August 2017
University Square	Prairie View, TX	Prairie View A&M University	ACE	466	26,800	14,778	284	15,062	August 2017
U Centre on Turner	Columbia, MO	University of Missouri	Off-campus	718	69,100	36,036	14,675	50,711	August 2017
U Pointe on Speight	Waco, TX	Baylor University	Off-campus	700	49,800	22,543	5,156	27,699	August 2017
21Hundred @ Overton Park	Lubbock, TX	Texas Tech University	Off-campus	1,204	81,600	43,781	17,722	61,503	August 2017
Suites at 3rd	Champaign, IL	University of Illinois	Off-campus	251	25,000	10,395	996	11,391	August 2017
U Club Binghamton Phase II	Binghamton, NY	SUNY Binghamton University	Off-campus	562	55,800	23,407	12,622	36,029	August 2017
Callaway House Apartments	Norman, OK	University of Oklahoma	Off-campus	915	89,100	39,490	13,314	52,804	August 2017
U Centre on College	Clemson, SC	Clemson University	Off-campus	418	41,500	25,408	275	25,683	August 2017
		SUBTOTAL - 2017 DELIVERIES		7,454	$ 603,100	$ 314,752	$ 66,702	$ 381,454	
Virginia Commonwealth Univ.	Richmond, VA	Virginia Commonwealth Univ.	ACE	1,524	$ 95,700	$ 14,020	$ —	$ 14,020	August 2018
Schwitzer Hall	Indianapolis, IN	Butler University	ACE	648	38,900	2,416	—	2,416	August 2018
Greek Leadership Village	Tempe, AZ	Arizona State University	ACE	957	69,600	—	3,107	3,107	August 2018
Bancroft Residence Hall	Berkeley, CA	University of California, Berkeley	ACE	781	98,700	11,286	—	11,286	August 2018
U Club Townhomes	Oxford, MS	University of Mississippi	Off-campus	528	44,300	—	5,883	5,883	August 2018
		SUBTOTAL - 2018 DELIVERIES		4,438	$ 347,200	$ 27,722	$ 8,990	$ 36,712	
Columbus Avenue Student Apts.	Boston, MA	Northeastern University	ACE	825	$ 153,400	$ —	$ 3,868	$ 3,868	August 2019
		SUBTOTAL - 2019 DELIVERIES		825	$ 153,400	$ —	$ 3,868	$ 3,868	

PRESALE DEVELOPMENT PROJECT UNDER CONSTRUCTION

Project	Location	Primary University Served	Project Type	Beds	Estimated Project Cost	As of December 31, 2016 CIP[2]	As of December 31, 2016 Land and Other[3]	As of December 31, 2016 Total Costs Incurred	Scheduled Completion
The Edge - Stadium Centre[4]	Tallahassee, FL	Florida State University	Off-campus	412	$ 42,600	$ 1,934	$ 400	$ 2,334	August 2018

OWNED DEVELOPMENT PIPELINE[5]

Project	Location	Primary University Served	Project Type	Anticipated Commencement	Approx. Targeted Beds	Estimated Project Cost[1, 6]	Targeted Completion
Carbondale Development	Carbondale, IL	Southern Illinois University	Off-campus	TBD	650	$ 32,000	TBD

1. In certain instances at ACE properties, the company agrees to construct spaces within the property that will ultimately be owned, managed, and funded by the universities. Such spaces include but are not limited to dining, childcare, retail, academic, and office facilities. The Estimated Project Cost excludes the costs of the construction of such facilities, as they will be reimbursed by the universities.
2. The total construction in progress ("CIP") balance above excludes $5.1 million related to ongoing renovation projects at operating properties.
3. Consists of amounts incurred to purchase the land for off-campus development projects, as well as other development-related expenditures not included in CIP such as deposits, furniture, etc.
4. In December 2016, the company entered into a pre-sale agreement to purchase The Edge - Stadium Centre, a property which will be completed in August 2018. The company is obligated to purchase the property as long as certain construction completion deadlines and other closing conditions are met. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains development risk during the construction period. In accordance with accounting guidance, the company is including this property in its consolidated financial statements. Estimated project cost includes purchase price, elected upgrades and transaction costs.
5. Does not include undeveloped land parcels in seven university markets totaling $34.6 million. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
6. Estimated Project Cost includes land and other predevelopment costs of $4.1 million incurred as of December 31, 2016 for owned development pipeline projects.

11

Third-Party Development Update

($ in thousands)

	Three Months Ended December 31, 2016	2015	$ Change	Year Ended December 31, 2016	2015	$ Change
Development services revenue	$ 677	$ 1,786	$ (1,109)	$ 4,606	$ 4,964	$ (358)
% of total revenue	0.3%	0.9%		0.6%	0.7%	

RECENTLY COMPLETED PROJECTS

Project	Location	Primary University Served	Beds	Total Fees	Completed
Oregon State Univ. Cascades	Bend, OR	Oregon State University	340	$ 1,900	December 2016

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Beds	Total Fees	Fees Earned as of December 31, 2016	Fees Earned in Current Year	Remaining Fees as of December 31, 2016	Scheduled Completion
Momentum Village Phase II	Corpus Christi, TX	Texas A&M University Corpus Christi	560	$ 2,300	$ 1,580	$ 1,580	$ 720	August 2017
Esperanza Hall	San Antonio, TX	Texas A&M University San Antonio	382	1,100	735	735	365	August 2017
			942	$ 3,400	$ 2,315	$ 2,315	$ 1,085	

ON-CAMPUS AWARD PIPELINE[1]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
Texas A&M University Corpus Christi[2]	Corpus Christi, TX	Third-party	n/a	2017/2018	$1,400
Louisville Village Site	Louisville, KY	ACE	TBD	Fall 2019	n/a
Northern Kentucky University	Highland Heights, KY	Third-party	Q4 2017/Q1 2018	Fall 2019	TBD
La Salle University	Philadelphia, PA	Third-party	TBD	TBD	TBD

1. These awards relate to speculative development projects that are subject to final determination of feasibility, negotiation, final award, procurement rules and other applicable law, execution and closing of definitive agreements on terms acceptable to the company, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.
2. Under the terms of a Consultant Agreement, and with the consent of the University's Board of Regents, the company will earn fees for the performance of advisory services related to a not-for-profit entity's purchase of a 1,790-bed apartment community for the benefit of the University.

12

Management Services Update
($ in thousands)

	Three Months Ended December 31, 2016	2015	$ Change	Year Ended December 31, 2016	2015	$ Change
Management services revenue	$ 2,685	$ 2,227	$ 458	$ 9,724	$ 8,813	$ 911
% of total revenue	1.3%	1.1%		1.2%	1.2%	

NEW / PENDING MANAGEMENT CONTRACTS

Project	Location	Primary University Served	Approximate Beds	Stabilized Annual Fees[1]	Actual or Anticipated Commencement
The Nest	Chicago, IL	Northeastern Illinois University	440	$ 170	August 2016
Garden Village[2]	Berkeley, CA	University of California, Berkeley	236	120	August 2016
Centennial Place	Toronto, Canada	Centennial College	742	170	September 2016
Collegeview Commons[3]	Ontario, Canada	Conestoga College	487	50	September 2016
Parkside	Toronto, Canada	Ryerson University	597	173	November 2016
Saban Real Estate Group[4]	Various	Various	7,060	284	November 2016
Momentum Village Phase II	Corpus Christi, TX	Texas A&M University Corpus Christi	560	180	August 2017
Esperanza Hall	San Antonio, TX	Texas A&M University San Antonio	382	100	August 2017
Collegeview Commons Phase II	Ontario, Canada	Conestoga College	513	50	September 2017
CampusOne[5]	Toronto, Canada	University of Toronto	892	291	September 2017
Texas A&M University Corpus Christi	Corpus Christi, TX	Texas A&M University Corpus Christi	1790	480	2017/2018
			13,699	$ 2,068	

DISCONTINUED MANAGEMENT CONTRACTS

Project	Location	Primary University Served	Beds	2016 Fee Contribution Prior to Termination	Discontinued As Of
3170 & 3190 Donnelly	Windsor, Ontario	University of Windsor	117	$ 4	April 2016
675 Richmond	London, Ontario	University of Western Ontario	451	16	April 2016
West Village Suites	Hamilton, Ontario	McMaster University	449	45	July 2016
The Luxe	Waterloo, Ontario	University of Waterloo	955	92	July 2016
Village Suites	Oshawa, Ontario	Durham College	588	51	July 2016
Centennial	Toronto, Canada	Centennial College	368	42	September 2016
			2,928	$ 250	

1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels.
2. The stabilized annual fee amount does not include an initial operations fee of $40,000 earned in August 2016. Subsequent to August 2016, the stabilized annual fee will be approximately $120,000 per year.
3. The stabilized annual fee amount does not include an initial operations fee of $90,000 earned from December 2015 through August 2016. Subsequent to August 2016, the stabilized annual fee will be approximately $50,000 per year.
4. In November 2016, the company sold a portfolio of 19 properties to Saban Real Estate Group. Refer to page 10 for disposition details. The company will continue to manage 11 of the properties during a transition period subsequent to the sale for up to five months. The stabilized annual fee amount does not include management fees of $220,000 earned in Q4 2016. The company anticipates management fees of approximately $284,000 to be earned during Q1 2017 after which the transition period will conclude.
5. The stabilized annual fee amount does not include an initial operations fee of $60,000 earned from February 2017 through August 2017. Subsequent to August 2017, the stabilized annual fee will be approximately $291,000 per year.

13

Capital Structure as of December 31, 2016

($ in millions, except per share data)

Market Capitalization & Unsecured Notes Covenants

Total Debt[1]	$	2,114
Total Equity Market Value[2]		6,674
Total Market Capitalization	$	**8,788**
Debt to Total Market Capitalization		24.1%
Net Debt to EBITDA[3]		5.4x
Total Asset Value[4]	$	6,766
Unencumbered Asset Value	$	5,482
Unencumbered Asset Value to Total Asset Value		81.0%

	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	31.3%
Secured Debt to Total Asset Value	≤ 40%	9.8%
Unencumbered Asset Value to Unsecured Debt	> 150%	378.2%
Interest Coverage[3]	> 1.5x	4.5x

		Principal Outstanding	Weighted Average Interest Rate	Average Term To Maturity
Fixed Rate Mortgage Loans	$	560	4.8%[5]	4.2 Yrs
Unsecured Revolving Credit Facility[6]		99	2.0%	1.2 Yrs
Unsecured Term Loans[7]		150	2.0%	4.1 Yrs
Unsecured Notes		1,200	3.8%	5.8 Yrs
On-Campus Participating Properties		105	5.1%	15.3 Yrs
Total/Weighted Average	$	**2,114**	**3.9%**	**5.5 Yrs**

Variable Rate Debt as % of Total Debt[8] 4.7%

Debt Maturity Schedule



$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Unsecured Notes
Unsecured Term Loans
Fixed Rate Mortgage Loans
On-Campus Participating Properties
Unsecured Revolving Credit Facility
$28
$99
$163
$400
$45
$28
$150
$218
$28
$400
$19
$400
$67
$12
$46
$11
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026+

Weighted Average Interest Rate Of Debt Maturing Each Year

	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026+
Fixed Rate Mortgage Loans	6.3%	4.2%	-	5.6%	5.2%	4.0%	-	4.5%	-	3.7%
Total Debt	6.3%	3.3%	-	3.6%	3.9%	4.0%	3.9%	4.3%	7.6%	3.9%

Note – refer to the definitions outlined on pages 20 and 21 for detailed definitions of terms appearing on this page.

1. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $26.8 million, unamortized original issue discount on unsecured notes of $1.9 million, and unamortized deferred financing costs of $14.1 million.
2. Based on share price of $49.77 and fully diluted share count of 134,105,233 as of December 31, 2016. Assumes conversion of 1,106,644 common and preferred Operating Partnership units and 773,101 unvested restricted stock awards.
3. Refer to calculations on page 15, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.
4. Excludes accumulated depreciation of $941.2 million and receivables and intangible assets, net of accumulated amortization, of $41.2 million.
5. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 3.5%.
6. In January 2017, the company amended and extended its senior unsecured revolving credit facility, increasing the facility from $500 million to $700 million and extending the maturity date from March 2018 to March 2022. The amended facility has an accordion feature that allows the company to expand the facility by up to an additional $500 million, subject to the satisfaction of certain conditions.
7. In November 2016, the company repaid the $200 million term loan maturing January 2017 using proceeds from the sale of a 19-property portfolio. Refer to page 10 for disposition details.
8. As of December 31, 2016, the company's variable rate debt consisted of the unsecured revolving credit facility as the company's $150 million term loan maturing March 2021 was subject to an interest rate swap. In January 2017 the interest rate swap expired and the company's term loan became classified as variable rate debt.

14

Interest Coverage
($ in thousands)

	Three Months Ended March 31, 2016	Three Months Ended June 30, 2016	Three Months Ended September 30, 2016	Three Months Ended December 31, 2016	Last Twelve Months
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 45,587	$ 18,438	$ 9,644	$ 25,392	$ 99,061
Net income attributable to noncontrolling interests	622	327	201	412	1,562
Interest expense	22,627	20,119	19,016	16,925	78,687
Income tax provision	345	345	345	115	1,150
Depreciation and amortization	53,716	53,703	52,067	51,901	211,387
Amortization of deferred financing costs	2,542	1,352	1,344	1,282	6,520
Share-based compensation	2,651	2,842	2,328	2,222	10,043
Provision for real estate impairment	—	—	—	4,895	4,895
Loss on early extinguishment of debt	—	—	—	12,841	12,841
Gain from disposition of real estate	(17,409)	—	—	(3,788)	(21,197)
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA")	**$ 110,681**	**$ 97,126**	**$ 84,945**	**$ 112,197**	**$ 404,949**
Pro-forma adjustments to EBITDA[1]					(19,279)
Adjusted EBITDA					**$ 385,670**
Interest Expense from consolidated statement of comprehensive income	$ 22,627	$ 20,119	$ 19,016	$ 16,925	$ 78,687
Amortization of mortgage debt premiums/discounts	3,236	3,188	3,104	2,454	11,982
Capitalized interest	2,090	3,565	3,301	3,302	12,258
Change in accrued interest payable	4,884	(4,275)	(1,778)	3,320	2,151
Cash Interest Expense	**$ 32,837**	**$ 22,597**	**$ 23,643**	**$ 26,001**	**$ 105,078**
Pro-forma adjustments to Cash Interest Expense[1]					(19,741)
Adjusted Interest Expense					**$ 85,337**
Interest Coverage					**4.5x**

Note: refer to the definitions outlined on pages 20 and 21 for detailed definitions of terms appearing on this page.

1. Adjustment to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented.

15

Capital Allocation – Long Term Funding Plan

($ in millions)

Sources and Uses for Development - As of December 31, 2016

Estimated Development Capital Uses:

	Estimated Project Cost	Total Costs Incurred	Remaining Capital Needs
Development Pipeline[1]			
2017 Developments Underway	$ 603	$ 381	$ 222
2018 Developments Underway or Expected to Start in Current Year[2]	390	39	351
2019 Developments Underway or Expected to Start in Current Year	153	4	149
Total	$ 1,146	$ 424	**$ 722**

Estimated Sources:

	Capital Sources
Cash and Cash Equivalents	$ 22
Estimated Cash Flow Available for Investment - through 2019[3]	147
Equity Raised via ATM subsequent to December 31, 2016, to-date	52
Remaining Capital Needs[4]	501
Total	**$ 722**

Selected Credit Metrics[5]

Credit Metric:	**December 31, 2016**	**Pro Forma[6]**
Total Debt to Total Asset Value	31.3%	28.3% - 35.0%
Net Debt to EBITDA[7]	5.4x	4.5x - 5.7x

Note: This analysis demonstrates anticipated funding for the developments currently underway or with expected starts in the current year. As future developments commence, they are expected to be funded via additional dispositions, free cash available for investment, and capital market transactions.

1. Includes development projects under construction, and management's Estimated Project Cost for future development deliveries that are expected to commence construction during the current year, as disclosed on page 11.
2. Includes the pre-sale development project disclosed on page 11.
3. Available cash flow is derived from disclosures in our 2015 Form 10-K and is calculated as net cash provided by operating activities of $261.0 million less dividend payments of $178.5 million, less principal payments on debt of $14.5 million, less recurring capital expenditures of $19.4 million. Calculation results in available cash flow for investment in 2015 of $49.0 million, which is then annualized over the remaining 12 quarters through the end of 2019.
4. Remaining capital needs are expected to come from a mix of debt, equity, and dispositions, including the proceeds from the sale of one property classified as held for sale as of December 31, 2016, which is anticipated to close in Q2 2017.
5. Refer to definitions outlined on pages 20 and 21 for detailed definitions of terms appearing on this page.
6. Ratios represent the pro forma impact of development deliveries and funding alternatives assumed in the Sources and Uses table. The lower end of the pro forma leverage ranges assumes remaining capital needs are funded with equity, while the higher end assumes funding with debt. Actual ratios will vary based on the timing of construction funding and ultimate mix of sources from debt, equity, or dispositions.
7. Refer to page 15 for a reconciliation of EBITDA to net income, the most directly comparable GAAP measure.

16

2017 Outlook - Summary1 ($ in thousands, except share and per-share data) 17 Low High Net income $ 103,400 $ 116,500 Noncontrolling interests 1,700 1,900 Depreciation and amortization 211,700 211,700 Funds from operations ("FFO") $ 316,800 $ 330,100 Elimination of operations from on-campus participating properties (11,700) (12,100) Contribution from on-campus participating properties 4,100 4,700 Contractual executive separation and retirement charges2 4,550 4,550 Funds from operations - modified ("FFOM") $ 313,750 $ 327,250 Net income per share - diluted $ 0.76 $ 0.86 FFO per share - diluted $ 2.34 $ 2.44 FFOM per share - diluted $ 2.32 $ 2.42 Weighted-average common shares outstanding - diluted 135,500,000 135,500,000 1. The company believes that the financial results for the fiscal year ending December 31, 2017 may be affected by, among other factors: • national and regional economic trends and events; • the timing of acquisitions and/or dispositions; • interest rate risk; • the timing of commencement of construction on owned development projects; • the ability of the company to be awarded and the timing of the commencement of construction on third-party development projects; • university enrollment, funding and policy trends; • the ability of the company to earn third-party management revenues; • the amount of income recognized by the taxable REIT subsidiaries and any corresponding income tax expense; • the ability of the company to integrate acquired properties; • the outcome of legal proceedings arising in the normal course of business; and • the finalization of property tax rates and assessed values in certain jurisdictions. 2. Represents contractual executive separation and retirement charges to be incurred with regards to the retirement of the company's Chief Financial Officer, to be recognized in the first and second quarter 2017.

2017 Outlook – Detail

($ in thousands, except share and per share data)

Components of 2017 Property Net Operating Income

		Low		High	% Change From 2016
Wholly-owned properties					
2017 same store properties[1]					
Revenue	$	669,100	$	673,800	2.6% - 3.4%
Operating expenses		(299,100)		(297,600)	1.5% - 1.0%
Net operating income		370,000		376,200	3.6% - 5.3%
2017 new properties net operating income[1]		34,400		35,500	
2017 speculative dispositions net operating income[2]		600		600	
Total wholly-owned properties net operating income	$	**405,000**	$	**412,300**	

2017 Property Net Operating Income Guidance Assumptions

		Low		High	Timing
AY 2017/2018 final leasing results - occupancy		96.55%		98.75%	Fall 2017
AY 2017/2018 final leasing results - rental rate		3.15%		2.65%	Fall 2017
Development Deliveries	$	603,100	$	603,100	See page 11

Third-party Services

		Low		High
Third-party development services revenue	$	6,200	$	9,600
Third-party management services revenue	$	9,600	$	10,400
Third-party development and mgmt. services expenses	$	15,000	$	15,500

Corporate Expenses and Other

		Low		High
Net income:				
General and administrative expenses	$	27,400	$	27,800
Ground/facility leases expense:				
ACE properties	$	6,900	$	6,900
On-campus participating properties		2,700		3,100
Total ground/facility leases expense	$	9,600	$	10,000
Interest income	$	4,100	$	5,000
Interest expense[3]	$	60,600	$	59,500
Capitalized interest	$	16,400	$	16,300
Amortization of deferred financing costs[4]	$	4,000	$	4,000
Income tax provision	$	1,100	$	1,100
FFOM:				
Corporate depreciation	$	3,600	$	3,200
Contribution from on-campus participating properties	$	4,100	$	4,700
Contractual executive separation and retirement charges[5]	$	4,550	$	4,550

1. Refer to page 19 for detail of the 2017 same store and new property groupings.
2. Includes one property classified as held for sale as of December 31, 2016 that is anticipated to close in Q2 of 2017. See page 10.
3. Net of capitalized interest and excluding on-campus participating properties. The 2017 guidance ranges assume a $400 million fourth quarter bond offering.
4. Excludes on-campus participating properties.
5. Represents contractual executive separation and retirement charges to be incurred with regards to the retirement of the company's Chief Financial Officer, to be recognized in the first and second quarter 2017.

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Detail of Property Groupings

As of December 31, 2016

	2016 Grouping				2017 Grouping				2018 Grouping			
	Same Store Properties		New Properties		Same Store Properties		New Properties		Same Store Properties		New Properties	
	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds
Properties Purchased or Developed Prior to January 1, 2015	113	66,993			113	66,993			113	66,993		
2015 Acquisition Properties			7	3,535	7	3,535			7	3,535		
2015 Development Deliveries			4	3,187	4	3,187			4	3,187		
2015 Redevelopment Property			1	1,016	1	1,016			1	1,016		
2016 Development Deliveries			7	3,191			7	3,191	7	3,191		
2016 Acquisition Properties			2	709			2	709	2	709		
2017 Development Deliveries			10	7,454			10	7,454			10	7,454
2018 Development Deliveries			4	3,365			4	3,365			4	3,365
Total Wholly-owned Properties	**113**	**66,993**	**35**	**22,457**	**125**	**74,731**	**23**	**14,719**	**134**	**78,631**	**14**	**10,819**

Total # Held for Sale Wholly-owned Properties	**1**
Total Held for Sale Wholly-owned Design Beds	**657**

Grand Total # of Wholly-owned Properties (All Groupings)	**149**
Grand Total Wholly-owned Design Beds (All Groupings)	**90,107**

Note on Property Portfolio: When disclosing our number of properties and design beds as of a certain date, we include all properties that are owned and operating as of that date, as well as properties that are under construction and anticipated to open for operations in future years. Properties that are in our development pipeline but have not yet commenced construction are not included.

2016: The 2016 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2016 and 2015. This same store grouping is used for purposes of presenting our 2016 same store operating results.

2017: The 2017 same store grouping represents properties that will be owned and operating for both of the entire calendar years ended December 31, 2017 and 2016. This same store grouping will be used for purposes of presenting our 2017 same store operating results.

2018: The 2018 same store grouping represents properties that will be owned and operating for both of the entire calendar years ended December 31, 2018 and 2017. This same store grouping will be used for purposes of presenting our 2018 same store operating results and our leasing status updates for the 2017/2018 academic year.

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Definitions ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to invest our capital and to develop, own, and operate on-campus student housing communities. Properties under this structure are considered to be wholly-owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Cash Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non- cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations (”FFO”) Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified (”FFOM”) FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, and the elimination of property acquisition costs, contractual executive separation and retirement charges and other non-cash items, as we determine in good faith. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios. 20

Definitions GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Net Debt* Total Debt less Cash. Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income “NOI” Property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses. On-campus Participating Properties A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design beds less beds used by on-site staff. Same Store Grouping Wholly-owned properties owned and operating for both of the entire annual periods presented, which are not conducting or planning to conduct substantial development or redevelopment activities, and are not classified as held for sale as of the current quarter end date. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables and intangibles, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including capital leases and excluding mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios. 21

Investor Information

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	President
Jennifer Beese	Chief Operating Officer
Jon Graf	Chief Financial Officer
Kim Voss	Chief Accounting Officer
William Talbot	Chief Investment Officer

Research Coverage

Jacob Kilstein	Argus Research Company	(646) 747-5447	jkilstein@argusresearch.com
Jeffery Spector / Juan Sanabria	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-1589	jeff.spector@baml.com / juan.sanabria@baml.com
Ryan Meliker / Michael Kodesch	Canaccord Genuity	(212) 389-8094 / (212) 389-8095	rmeliker@canaccordgenuity.com / mkodesch@canaccordgenuity.com
Thomas Lesnick / Ryan Wineman	Capital One	(571) 633-8191 / (571) 633-8414	thomas.lesnick@capitalone.com / ryan.wineman@capitalone.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Vincent Chao / Vlad Rudnytsky	Deutsche Bank Securities, Inc.	(212) 250-6799 / (212) 250-6090	vincent.chao@db.com / vlad.rudnytsky@db.com
Steve Sakwa / Gwen Clark	Evercore ISI	(212) 446-9462 / (212) 446-5611	steve.sakwa@evercoreisi.com / gwen.clark@evercoreisi.com
David Corak	FBR & Co.	(703) 312-1610	dcorak@fbr.com
Andrew Rosivach / Jeff Pehl	Goldman Sachs	(212) 902-2796 / (212) 357-4474	andrew.rosivach@gs.com / jeffrey.pehl@gs.com
Ryan Burke	Green Street Advisors	(949) 640-8780	rburke@greenst.com
Carol Kemple	Hilliard Lyons	(502) 588-1839	ckemple@hilliard.com
Aaron Hecht	JMP Securities	(415) 835-3963	ahecht@jmpsecurities.com
Anthony Paolone / Emil Shalmiyev	J.P. Morgan Securities	(212) 622-6682 / (212) 622-6615	anthony.paolone@jpmorgan.com / emil.shalmiyev@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@keybanccm.com / awurschmidt@key.com
Drew Babin	Robert W. Baird & Co.	(215) 553-7816	dbabin@rwbaird.com
Alexander Goldfarb / Daniel Santos	Sandler O'Neill + Partners, L.P.	(212) 466-7937 / (212) 466-7927	agoldfarb@sandleroneill.com / dsantos@sandleroneill.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Corporate Headquarters

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

Tel: (512) 732-1000
Fax: (512) 732-2450
www.americancampus.com

Investor Relations

Ryan Dennison
SVP, Investor Relations

(512) 732-1000
rdennison@americancampus.com

22

Forward-looking Statements In addition to historical information, this supplemental package contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which American Campus operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.